UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):           June 6, 2007
Piedmont Natural Gas Company, Inc.
(Exact name of registrant as specified in its charter)
North Carolina
(State or other jurisdiction of incorporation)

1-6196	56-0556998
(Commission File Number)	(IRS Employer Identification No.)

4720 Piedmont Row Drive
Charlotte, North Carolina	28210
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 364-3120
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)     On June 6, 2007, the Board of Directors elected Dr. Frankie T. Jones, Sr. to the Board of Directors effective July 1, 2007. Dr. Jones was appointed to serve on the Benefits Committee and is expected to serve on the Directors and Corporate Governance Committee following the Board of Directors’ determination that Dr. Jones is independent until the next Annual Meeting of the Board of Directors. Dr. Jones will be compensated as a director as described in the “Director Compensation Policy” in our Proxy Statement for the 2007 Annual Meeting of Shareholders. At the time of this filing, there were no transactions involving Dr. Jones required to be disclosed in this Form 8-K.
(e)     On June 6, 2007, the Compensation Committee of the Board of Directors approved amendments to the Change in Control Severance Agreements (the “Severance Agreements”) previously entered into between the Company and its principal executive officer, principal financial officer and named executive officers. The Severance Agreements have been previously disclosed and filed by the Company with the SEC.
     The Severance Agreements provide that if the employment of the officer is terminated within 3 years after a change in control, other than (i) by the Company for cause, (ii) by reason of death or disability, or (iii) by the officer without good reason, including retirement from the Company, then the Company shall pay the officer a lump-sum severance payment, in cash, equal to three times the officer’s annual compensation prior to the officer’s termination of employment date (the “Date of Termination”). Furthermore, for a three-year period following the Date of Termination, the Company shall arrange to provide the officer and his or her dependents life, disability, accident and health insurance benefits substantially similar to those provided to the officer and his or her dependents immediately prior to the Date of Termination.
     The amendments to the Severance Agreements change the definition of the “annual compensation” used to determine an executive officer’s lump-sum severance payment to exclude long-term incentive plan payments. After the amendments, “annual compensation” will include the officer’s annual base salary and target annual incentive payment for the year of termination. The amendments also changed the treatment of any payments and benefits provided under the Severance Agreements that would be considered excess parachute payments under Section 280G of the Internal Revenue Code from (i) a full cutback of the payments and benefits to the safe harbor amount under Section 280G to (ii) a cutback of the payments and benefits to the Section 280G safe harbor amount only if the cutback results in a larger net benefit to the executive officer.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

	By:	/s/ Jane Lewis-Raymond

Name: Jane Lewis-Raymond Title: Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Dated: June 12, 2007

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